DENNY’S CORPORATION REPORTS RESULTS FOR SECOND QUARTER 2021

SPARTANBURG, S.C., August 3, 2021 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its second quarter ended June 30, 2021 and provided a business update on the Company’s operations.

John Miller, Chief Executive Officer, stated, “We are simply delighted to welcome guests back now that all of our operating domestic dining rooms are open while still providing them with the convenience of our off-premise options. With the easing of restrictions, the rollout of our two new virtual brands, The Burger Den and The Meltdown, along with the perseverance of our entire organization, both June and July domestic system-wide same-store sales** surpassed 2019 pre-pandemic levels. We are encouraged by the potential for additional sales growth as we overcome staffing challenges and return to 24/7 operations across our system."

Second Quarter 2021 Highlights

•Total operating revenue increased 164.3% to $106.2 million, primarily due to the COVID-19 recovery.
•Domestic system-wide same-store sales** decreased 1.2% compared to the equivalent fiscal period in 2019, including a 1.5% decrease at domestic franchised restaurants and a 1.9% increase at company restaurants.
•Domestic system-wide same-store sales** increased 117.0% compared to the equivalent fiscal period in 2020.
•Opened three franchised restaurants, including one international location.
•Operating income (loss) was $18.3 million compared to ($13.5) million in the prior year quarter.
•Franchise Operating Margin* was $29.9 million, or 51.0% of franchise and license revenue, and Company Restaurant Operating Margin* was $9.8 million, or 20.5% of company restaurant sales.
•Net loss was $0.8 million, or $0.01 per diluted share.
•Adjusted Net Income* was $11.6 million, or $0.18 per share.
•Adjusted EBITDA* was $25.3 million compared to ($5.1) million in the prior year quarter.
•Cash provided by (used in) operating, investing, and financing activities was $33.1 million, ($1.2) million, and ($35.6) million, respectively.
•Adjusted Free Cash Flow* was $17.8 million compared to ($11.5) million in the prior year quarter.
•Provided guidance for the fiscal third quarter 2021.

Current Trends

Domestic system-wide same-store sales** for the second quarter ended June 30, 2021, continued to trend toward pre-pandemic levels. Fiscal periods June and July surpassed 2019 sales levels at both company and domestic franchise restaurants. With all operating dining rooms open, off-premise sales, inclusive of virtual brands, have remained strong at approximately 24% of total sales compared to 12% pre-pandemic.

Additionally, during the second quarter the Company substantially completed the rollout of its first virtual brand, The Burger Den, to over 1,100 domestic locations and began a phased rollout of its second virtual brand, The Meltdown, to approximately half of the domestic system. Transactions for these two virtual brands are highly incremental and leverage labor during underutilized dayparts.

In an effort to provide greater transparency due to the COVID-19 pandemic, Denny's is providing the following tables that present monthly results for 2021 compared to the equivalent fiscal periods in 2019:

Domestic System-Wide Same-Store Sales** Compared to 2019 Fiscal Periods and Domestic Average Units for 2021 Fiscal Periods

	Domestic System-Wide Same-Store Sales**
	Fiscal Year 2021
	Jan	Feb	Mar	Apr	May	Jun	Jul [1]
System	(31%)	(25%)	(9%)	(2%)	(3%)	1%	3%

24/7 Units	(20%)	(16%)	2%	11%	11%	14%	15%
Limited Hour Units	(38%)	(32%)	(16%)	(11%)	(12%)	(8%)	(7%)
	1.July results are preliminary.

	Domestic Average Units
	Fiscal Year 2021
	Jan	Feb	Mar	Apr	May	Jun	Jul [1]
System	1,504	1,501	1,501	1,499	1,498	1,497	1,495

24/7 Units	519	532	569	566	561	566	576
Limited Hour Units	939	928	912	920	926	920	909

Temporary Closures	46	41	20	13	11	11	10
	1.July results are preliminary.

Second Quarter Results

Denny’s total operating revenue increased 164.3% to $106.2 million compared to $40.2 million in the prior year quarter. Franchise and license revenue was $58.6 million compared to $25.0 million in the prior year quarter. Company restaurant sales were $47.6 million compared to $15.1 million in the prior year quarter. These changes were primarily due to reduced dine-in restrictions and fewer temporary closures related to the COVID-19 pandemic in the current period as compared to the prior year period.

Franchise Operating Margin* was $29.9 million, or 51.0% of franchise and license revenue, compared to $9.8 million, or 39.1%, in the prior year quarter. This margin increase was primarily due to the improvement in sales performance at franchised restaurants, partially offset by fewer equivalent units.

Company Restaurant Operating Margin* was $9.8 million, or 20.5% of company restaurant sales, compared to ($4.5) million, or (29.6%), in the prior year quarter. This change in margin was primarily due to the improvement in sales performance at company restaurants in addition to lower payroll and benefits costs due to staffing challenges. Additionally, the Company recorded approximately $0.6M in favorable reserve adjustments and tax credits related to the CARES Act.

Total general and administrative expenses were $17.5 million, compared to $13.2 million in the prior year quarter. This change was primarily due to increases in both performance-based incentive compensation and share-based compensation expense in addition to temporary cost reductions during the prior year quarter. These increases were partially offset by market valuation changes in the Company's deferred compensation plan liabilities compared to the prior year quarter as well as approximately $0.5 million in tax credits related to the CARES Act.

Denny’s ended the quarter with $194.9 million of total debt outstanding, including $180.0 million of borrowings under its credit facility. Subsequent to the end of the second quarter, the Company paid down an additional $5 million on its revolving credit facility, bringing the current outstanding balance to $175.0 million.

The benefit from income taxes was $1.2 million, compared to $5.1 million in the prior year quarter, reflecting an effective tax rate of 59.3%. Approximately $1.5 million in cash taxes were paid during the quarter.

Net loss was $0.8 million, or $0.01 per diluted share, compared to net loss of $23.0 million, or $0.41 per diluted share, in the prior year quarter. Adjusted Net Income* per share was $0.18 compared to Adjusted Net Loss* per share of $0.25 in the prior year quarter.

Adjusted Free Cash Flow* and Capital Allocation

Denny’s generated $17.8 million of Adjusted Free Cash Flow* after investing $1.5 million in cash capital expenditures, including maintenance capital.

Business Outlook

The following expectations for the fiscal third quarter ending September 29, 2021 reflect management's expectations that the current economic environment will not change materially:

•Domestic system-wide same-store sales** growth between 2% and 4% compared to the equivalent fiscal period in 2019.
•Total general and administrative expenses between $17 million and $18 million, including approximately $3.5 million related to share-based compensation.
•Adjusted EBITDA* between $22 million and $24 million.

*    Please refer to the Reconciliation of Net Income (Loss) and Net Cash Provided by (Used In) Operating Activities to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income (Loss) to Non-GAAP Financial Measures included in the following tables. The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimates are not provided.

** Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the second quarter ended June 30, 2021 on its quarterly investor conference call today, Tuesday, August 3, 2021 at 4:30 p.m. Eastern Time. Interested parties are invited to listen to a live broadcast of the conference call accessible through the investor relations section of Denny’s website at investor.dennys.com.

About Denny’s

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of June 30, 2021, Denny’s had 1,645 franchised, licensed, and company restaurants around the world including 149 restaurants in Canada, Puerto Rico, Mexico, the Philippines, New Zealand, Honduras, the United Arab Emirates, Costa Rica, Guam, Guatemala, El Salvador, Indonesia, and the United Kingdom. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the rapidly evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health, social and political conditions that impact consumer confidence and spending with respect to social unrest and the COVID-19 pandemic; competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2020 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	6/30/21	12/30/20
Assets
Current assets
Cash and cash equivalents	$10,882	$3,892
Investments	2,069	2,272
Receivables, net	20,407	21,349
Inventories	1,280	1,181
Assets held for sale	1,621	1,125
Prepaid and other current assets	12,168	18,847
Total current assets	48,427	48,666
Property, net	82,490	86,154
Financing lease right-of-use assets, net	9,437	9,830
Operating lease right-of-use assets, net	135,229	139,534
Goodwill	36,884	36,884
Intangible assets, net	50,892	51,559
Deferred financing costs, net	1,727	2,414
Deferred income taxes, net	19,854	23,210
Other noncurrent assets	33,407	32,698
Total assets	$418,347	$430,949

Liabilities
Current liabilities
Current finance lease liabilities	$1,637	$1,839
Current operating lease liabilities	16,348	16,856
Accounts payable	14,376	12,021
Other current liabilities	55,251	46,462
Total current liabilities	87,612	77,178
Long-term liabilities
Long-term debt	180,000	210,000
Noncurrent finance lease liabilities	13,265	13,530
Noncurrent operating lease liabilities	132,959	137,534
Liability for insurance claims, less current portion	9,602	10,309
Other noncurrent liabilities	94,332	112,844
Total long-term liabilities	430,158	484,217
Total liabilities	517,770	561,395

Shareholders' deficit
Common stock	642	640
Paid-in capital	129,176	123,833
Deficit	(172,161)	(194,514)
Accumulated other comprehensive loss, net	(57,080)	(60,405)
Total shareholders' deficit	(99,423)	(130,446)
Total liabilities and shareholders' deficit	$418,347	$430,949

Debt Balances
(In thousands)	6/30/21	12/30/20
Credit facility revolver due 2022	$180,000	$210,000
Finance lease liabilities	14,902	15,369
Total debt	$194,902	$225,369

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
(In thousands, except per share amounts)	6/30/21	6/24/20
Revenue:
Company restaurant sales	$47,572	$15,128
Franchise and license revenue	58,593	25,033
Total operating revenue	106,165	40,161
Costs of company restaurant sales, excluding depreciation and amortization	37,813	19,606
Costs of franchise and license revenue, excluding depreciation and amortization	28,735	15,244
General and administrative expenses	17,548	13,153
Depreciation and amortization	3,897	4,058
Operating (gains), losses and other charges, net	(113)	1,627
Total operating costs and expenses, net	87,880	53,688
Operating income (loss)	18,285	(13,527)
Interest expense, net	4,066	4,947
Other nonoperating expense, net	16,251	9,565
Loss before income taxes	(2,032)	(28,039)
Benefit from income taxes	(1,204)	(5,074)
Net loss	$(828)	$(22,965)

Basic net loss per share	$(0.01)	$(0.41)
Diluted net loss per share	$(0.01)	$(0.41)

Basic weighted average shares outstanding	65,294	55,686
Diluted weighted average shares outstanding	65,294	55,686

Comprehensive loss	$(578)	$(18,550)

General and Administrative Expenses	Quarter Ended
(In thousands)	6/30/21	6/24/20
Corporate administrative expenses	$10,345	$9,701
Share-based compensation	3,388	1,511
Incentive compensation	3,032	1
Deferred compensation valuation adjustments	783	1,940
Total general and administrative expenses	$17,548	$13,153

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Two Quarters Ended
(In thousands, except per share amounts)	6/30/21	6/24/20
Revenue:
Company restaurant sales	$81,141	$57,419
Franchise and license revenue	105,600	79,437
Total operating revenue	186,741	136,856
Costs of company restaurant sales, excluding depreciation and amortization	67,977	55,724
Costs of franchise and license revenue, excluding depreciation and amortization	52,493	44,414
General and administrative expenses	34,495	20,895
Depreciation and amortization	7,558	8,204
Operating (gains), losses and other charges, net	419	3,100
Total operating costs and expenses, net	162,942	132,337
Operating income	23,799	4,519
Interest expense, net	8,343	8,898
Other nonoperating expense (income), net	(13,797)	12,328
Income (loss) before income taxes	29,253	(16,707)
Provision for (benefit from) income taxes	6,900	(2,755)
Net income (loss)	$22,353	$(13,952)

Basic net income (loss) per share	$0.34	$(0.25)
Diluted net income (loss) per share	$0.34	$(0.25)

Basic weighted average shares outstanding	65,273	55,993
Diluted weighted average shares outstanding	65,789	55,993

Comprehensive income (loss)	$25,678	$(42,209)

General and Administrative Expenses	Two Quarters Ended
(In thousands)	6/30/21	6/24/20
Corporate administrative expenses	$21,217	$21,482
Share-based compensation	6,860	(26)
Incentive compensation	5,118	15
Deferred compensation valuation adjustments	1,300	(576)
Total general and administrative expenses	$34,495	$20,895

DENNY’S CORPORATION
Reconciliation of Net Income (Loss) and Net Cash Provided by (Used in) Operating Activities to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance and liquidity on a period-to-period basis. The Company uses Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. Adjusted EBITDA is also used in the calculation of financial covenant ratios in accordance with the Company’s credit facility. Adjusted Free Cash Flow is also used as a non-GAAP liquidity measure by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Management believes that the presentation of Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Share and Adjusted Free Cash Flow provide useful information to investors and analysts about the Company’s operating results, financial condition or cash flows. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income (loss), net income (loss), net cash provided by (used in) operating activities, or other financial performance and liquidity measures prepared in accordance with U.S. generally accepted accounting principles.

	Quarter Ended		Two Quarters Ended
(In thousands)	6/30/21	6/24/20	6/30/21	6/24/20
Net income (loss)	$(828)	$(22,965)	$22,353	$(13,952)
Provision for (benefit from) income taxes	(1,204)	(5,074)	6,900	(2,755)
Operating (gains), losses and other charges, net	(113)	1,627	419	3,100
Other nonoperating expense (income), net	16,251	9,565	(13,797)	12,328
Share-based compensation expense (benefit)	3,388	1,511	6,860	(26)
Deferred compensation plan valuation adjustments	783	1,940	1,300	(576)
Interest expense, net	4,066	4,947	8,343	8,898
Depreciation and amortization	3,897	4,058	7,558	8,204
Cash payments for restructuring charges and exit costs	(869)	(690)	(1,274)	(1,374)
Cash payments for share-based compensation	(69)	—	(1,565)	(3,211)
Adjusted EBITDA	$25,302	$(5,081)	$37,097	$10,636

DENNY’S CORPORATION
Reconciliation of Net Income (Loss) and Net Cash Provided by (Used in) Operating Activities to Non-GAAP Financial Measures
(Unaudited)
	Quarter Ended		Two Quarters Ended
(In thousands)	6/30/21	6/24/20	6/30/21	6/24/20
Net cash provided by (used in) operating activities	$33,136	$(9,859)	$43,371	$(7,958)
Capital expenditures	(1,525)	(1,658)	(3,108)	(4,476)
Cash payments for restructuring charges and exit costs	(869)	(690)	(1,274)	(1,374)
Cash payments for share-based compensation	(69)	—	(1,565)	(3,211)
Deferred compensation plan valuation adjustments	783	1,940	1,300	(576)
Other nonoperating expense (income), net	16,251	9,565	(13,797)	12,328
Gains (losses) on investments	5	(25)	(3)	91
Gains (losses) on termination of leases	106	(25)	72	(53)
Amortization of deferred financing costs	(344)	(188)	(688)	(340)
Gains (losses) on interest rate swap derivatives, net	(17,227)	(11,466)	12,506	(11,466)
Interest expense, net	4,066	4,947	8,343	8,898
Cash interest expense, net (1)	(4,455)	(4,717)	(9,041)	(8,437)
Deferred income tax (expense) benefit	1,888	1,128	(2,211)	3,705
Provision for (benefit from) income taxes	(1,204)	(5,074)	6,900	(2,755)
Income taxes paid, net	(1,521)	(53)	(1,942)	(277)
Changes in operating assets and liabilities
Receivables	(404)	6,473	(757)	(9,342)
Inventories	111	(179)	98	(175)
Other current assets	(1,383)	6,704	(6,677)	2,593
Other noncurrent assets	1,116	1,472	1,317	(106)
Operating lease assets and liabilities	217	(1,787)	821	(1,769)
Accounts payable	(3,800)	(6,928)	(5,620)	537
Accrued payroll	(3,696)	(1,264)	(1,992)	11,519
Accrued taxes	(814)	(259)	(434)	712
Other accrued liabilities	(3,454)	214	(4,649)	6,551
Other noncurrent liabilities	887	220	2,036	2,827
Adjusted Free Cash Flow	$17,801	$(11,509)	$23,006	$(2,554)

(1)	Includes cash interest expense, net and cash payments of approximately $0.8 million and $1.6 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended June 30, 2021, respectively.

DENNY’S CORPORATION
Reconciliation of Net Income (Loss) and Net Cash Provided by (Used in) Operating Activities to Non-GAAP Financial Measures
(Unaudited)
	Quarter Ended		Two Quarters Ended
(In thousands)	6/30/21	6/24/20	6/30/21	6/24/20
Adjusted EBITDA	$25,302	$(5,081)	$37,097	$10,636
Cash interest expense, net (1)	(4,455)	(4,717)	(9,041)	(8,437)
Cash paid for income taxes, net	(1,521)	(53)	(1,942)	(277)
Cash paid for capital expenditures	(1,525)	(1,658)	(3,108)	(4,476)
Adjusted Free Cash Flow	$17,801	$(11,509)	$23,006	$(2,554)

	Quarter Ended		Two Quarters Ended
(In thousands, except per share amounts)	6/30/21	6/24/20	6/30/21	6/24/20
Net income (loss)	$(828)	$(22,965)	$22,353	$(13,952)
(Gains) losses on interest rate swap derivatives, net	17,227	11,466	(12,506)	11,466
(Gains) losses on sales of assets and other, net	(65)	12	(1,007)	(1,058)
Impairment charges	—	—	—	2,181
Tax effect (2)	(4,756)	(2,168)	3,189	(2,396)
Adjusted Net Income (Loss)	$11,578	$(13,655)	$12,029	$(3,759)

Adjusted diluted weighted average shares outstanding	65,829	55,686	65,789	55,993

Diluted Net Income (Loss) Per Share	$(0.01)	$(0.41)	$0.34	$(0.25)
Adjustments Per Share	$0.19	$0.16	$(0.16)	$0.18
Adjusted Net Income (Loss) Per Share	$0.18	$(0.25)	$0.18	$(0.07)

(1)	Includes cash interest expense, net and cash payments of approximately $0.8 million and $1.6 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended June 30, 2021, respectively.
(2)	Tax adjustments for the quarter and year-to-date periods ended June 30, 2021 reflect an effective tax rate of 27.7% and 23.6%, respectively. Tax adjustments for the reclassification of losses related to derivatives are calculated using an effective tax rate of 25.7% for the quarter and year-to-date periods ended June 24, 2020. Tax adjustments for all other items for the quarter and year-to-date periods ended June 24, 2020 are calculated using an effective rate of 5.4% and 8.8%, respectively.

DENNY’S CORPORATION
Reconciliation of Operating Income (Loss) to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. The Company uses Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and these three non-GAAP measures are used to evaluate operating effectiveness.

The Company defines Restaurant-level Operating Margin as operating income (loss) excluding the following three items: general and administrative expenses, depreciation and amortization, and operating (gains), losses and other charges, net. Restaurant-level Operating Margin is presented as a percent of total operating revenue. The Company excludes general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office. The Company excludes depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants. The Company excludes special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Restaurant-level Operating Margin is the total of Company Restaurant Operating Margin and Franchise Operating Margin. The Company defines Company Restaurant Operating Margin as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. The Company defines Franchise Operating Margin as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue.

These non-GAAP financial measures provide a meaningful comparison between periods and enable investors to focus on the performance of restaurant-level operations by excluding revenues and costs unrelated to food and beverage sales in addition to corporate general and administrative expense, depreciation and amortization, and operating (gains), losses and other charges, net. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income (loss), net income (loss) or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles. Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin do not accrue directly to the benefit of shareholders because of the aforementioned excluded items, and are not indicative of the overall results for the Company.

	Quarter Ended		Two Quarters Ended
(In thousands)	6/30/21	6/24/20	6/30/21	6/24/20
Operating income (loss)	$18,285	$(13,527)	$23,799	$4,519
General and administrative expenses	17,548	13,153	34,495	20,895
Depreciation and amortization	3,897	4,058	7,558	8,204
Operating (gains), losses and other charges, net	(113)	1,627	419	3,100
Restaurant-level Operating Margin	$39,617	$5,311	$66,271	$36,718

Restaurant-level Operating Margin consists of:
Company Restaurant Operating Margin (1)	$9,759	$(4,478)	$13,164	$1,695
Franchise Operating Margin (2)	29,858	9,789	53,107	35,023
Restaurant-level Operating Margin	$39,617	$5,311	$66,271	$36,718

(1)	Company Restaurant Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue; less franchise and license revenue.
(2)	Franchise Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales; less company restaurant sales.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
(In thousands)	6/30/21		6/24/20
Company restaurant operations: (1)
Company restaurant sales	$47,572	100.0%	$15,128	100.0%
Costs of company restaurant sales:
Product costs	11,447	24.1%	4,305	28.5%
Payroll and benefits	16,970	35.7%	8,039	53.1%
Occupancy	2,844	6.0%	2,728	18.0%
Other operating costs:
Utilities	1,390	2.9%	1,098	7.3%
Repairs and maintenance	635	1.3%	428	2.8%
Marketing	1,365	2.9%	607	4.0%
Other direct costs	3,162	6.6%	2,401	15.9%
Total costs of company restaurant sales	$37,813	79.5%	$19,606	129.6%
Company restaurant operating margin (non-GAAP) (2)	$9,759	20.5%	$(4,478)	(29.6)%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$27,117	46.3%	$6,719	26.8%
Advertising revenue	18,600	31.7%	7,232	28.9%
Initial and other fees	2,066	3.5%	1,346	5.4%
Occupancy revenue	10,810	18.4%	9,736	38.9%
Total franchise and license revenue	$58,593	100.0%	$25,033	100.0%

Costs of franchise and license revenue:
Advertising costs	$18,600	31.7%	$7,232	28.9%
Occupancy costs	6,879	11.7%	5,829	23.3%
Other direct costs	3,256	5.6%	2,183	8.7%
Total costs of franchise and license revenue	$28,735	49.0%	$15,244	60.9%
Franchise operating margin (non-GAAP) (2)	$29,858	51.0%	$9,789	39.1%

Total operating revenue (4)	$106,165	100.0%	$40,161	100.0%
Total costs of operating revenue (4)	66,548	62.7%	34,850	86.8%
Restaurant-level operating margin (non-GAAP) (4)(2)	$39,617	37.3%	$5,311	13.2%

Other operating expenses: (4)(2)
General and administrative expenses	$17,548	16.5%	$13,153	32.8%
Depreciation and amortization	3,897	3.7%	4,058	10.1%
Operating (gains), losses and other charges, net	(113)	(0.1)%	1,627	4.1%
Total other operating expenses	$21,332	20.1%	$18,838	46.9%

Operating income (loss) (4)	$18,285	17.2%	$(13,527)	(33.7)%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income (loss), net income (loss) or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Two Quarters Ended
(In thousands)	6/30/21		6/24/20
Company restaurant operations: (1)
Company restaurant sales	$81,141	100.0%	$57,419	100.0%
Costs of company restaurant sales:
Product costs	19,719	24.3%	14,435	25.1%
Payroll and benefits	29,935	36.9%	25,145	43.8%
Occupancy	5,694	7.0%	5,891	10.3%
Other operating costs:
Utilities	2,615	3.2%	2,534	4.4%
Repairs and maintenance	1,168	1.4%	1,217	2.1%
Marketing	2,332	2.9%	1,726	3.0%
Other direct costs	6,514	8.0%	4,776	8.3%
Total costs of company restaurant sales	$67,977	83.8%	$55,724	97.0%
Company restaurant operating margin (non-GAAP) (2)	$13,164	16.2%	$1,695	3.0%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$47,961	45.4%	$30,566	38.5%
Advertising revenue	32,711	31.0%	24,758	31.2%
Initial and other fees	3,904	3.7%	3,043	3.8%
Occupancy revenue	21,024	19.9%	21,070	26.5%
Total franchise and license revenue	$105,600	100.0%	$79,437	100.0%

Costs of franchise and license revenue:
Advertising costs	$32,711	31.0%	$24,758	31.2%
Occupancy costs	13,418	12.7%	13,238	16.7%
Other direct costs	6,364	6.0%	6,418	8.1%
Total costs of franchise and license revenue	$52,493	49.7%	$44,414	55.9%
Franchise operating margin (non-GAAP) (2)	$53,107	50.3%	$35,023	44.1%

Total operating revenue (4)	$186,741	100.0%	$136,856	100.0%
Total costs of operating revenue (4)	120,470	64.5%	100,138	73.2%
Restaurant-level operating margin (non-GAAP) (4)(2)	$66,271	35.5%	$36,718	26.8%

Other operating expenses: (4)(2)
General and administrative expenses	$34,495	18.5%	$20,895	15.3%
Depreciation and amortization	7,558	4.0%	8,204	6.0%
Operating (gains), losses and other charges, net	419	0.2%	3,100	2.3%
Total other operating expenses	$42,472	22.7%	$32,199	23.5%

Operating income (4)	$23,799	12.7%	$4,519	3.3%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margin should be considered as a supplement to, not as a substitute for, operating income (loss), net income (loss) or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Changes in Same-Store Sales (1)	Quarter Ended		Two Quarters Ended
(Increase (decrease) vs. 2019)	6/30/21		6/30/21
Company Restaurants	1.9%		(10.6)%
Domestic Franchised Restaurants	(1.5)%		(10.2)%
Domestic System-wide Restaurants	(1.2)%		(10.2)%

Changes in Same-Store Sales (1)	Quarter Ended		Two Quarters Ended
(Increase (decrease) vs. prior year)	6/30/21	6/24/20	6/30/21	6/24/20
Company Restaurants	172.1%	(64.9)%	46.8%	(35.9)%
Domestic Franchised Restaurants	113.2%	(56.1)%	30.8%	(28.4)%
Domestic System-wide Restaurants	117.0%	(56.9)%	31.9%	(29.1)%

Average Unit Sales	Quarter Ended		Two Quarters Ended
(In thousands)	6/30/21	6/24/20	6/30/21	6/24/20
Company Restaurants	$732	$246	$1,257	$890
Franchised Restaurants	$416	$183	$742	$589

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units March 31, 2021	65	1,584	1,649
Units Opened	—	3	3
Units Closed	—	(7)	(7)
Net Change	—	(4)	(4)
Ending Units June 30, 2021	65	1,580	1,645

Equivalent Units
Second Quarter 2021	65	1,582	1,647
Second Quarter 2020	62	1,622	1,684
Net Change	3	(40)	(37)

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 30, 2020	65	1,585	1,650
Units Opened	—	6	6
Units Closed	—	(11)	(11)
Net Change	—	(5)	(5)
Ending Units June 30, 2021	65	1,580	1,645

Equivalent Units
Year-to-Date 2021	65	1,583	1,648
Year-to-Date 2020	64	1,627	1,691
Net Change	1	(44)	(43)

(1)	Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.